Exhibit 21.1

                   AMERICAN HOMESTAR CORPORATION SUBSIDIARIES
                   ------------------------------------------
                               As of July 2, 2004


                   ACTIVE SUBSIDIARIES:
                   -------------------
                   114 Starwood Development LTD. (49.5% - owned)
                   American Homestar Financial Services, Inc.
                   American Homestar Mortgage, LLP   (50% - owned)
                   American Homestar of Burleson, LP
                   American Homestar of Lancaster, LP
                   HSTR General Holdings, Inc.
                   HSTR Manufacturing Holdings, Inc.
                   HSTR Retail Holdings, Inc.
                   Humble Springs LTD. (49.5% - owned)
                   Nationwide Housing Properties, LP
                   Nationwide Housing Systems, LP
                   Oak Creek Homes, LP
                   Oak Creek Housing Properties, LP
                   Western Insurance Agency, Inc.

                   INACTIVE SUBSIDIARIES:
                   ---------------------
                   Amcorp Management Service Company
                   American Homestar of Alabama, Inc.
                   American Homestar of North Carolina, Inc.
                   American Homestar West, Inc.
                   Associated Retailers Group, LP
                   Associated Retailers Holdings, Inc.
                   Brilliant Carriers, Inc.
                   First Value Homes, Inc.
                   Gold Medal Homes, Inc.
                   Gold Medal NC, Inc.
                   Homexpress, Inc.
                   Lifestar Reinsurance Limited
                   Nationwide NC Homes, Inc.
                   Nationwide of Alabama, Inc.
                   Nationwide West, LP
                   Pacific II Northwest Homes, Inc.
                   Pacific Northwest Homes, Inc.
                   Paradise Mortgage, Inc.
                   R-Anell Custom Homes, Inc.

All entities are 100% owned except where indicated to the contrary.


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